UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2005

NORTHLAND CRANBERRIES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16130	39-1583759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2321 West Grand Avenue, P.O. Box 8020, Wisconsin Rapids, Wisconsin 54495-8020
(Address of principal executive offices, including zip code)

(715) 424-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

        On February 22, 2005, Northland Cranberries, Inc., a Wisconsin corporation (the “Company”), NCI Foods, LLC, a Wisconsin limited liability company (“NCI”), and Apple & Eve LLC, a Delaware limited liability company (“Apple & Eve”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold to Apple & Eve certain assets related to its branded juice business, including: (a) certain raw materials, work-in-process and finished goods inventories, together with certain related labels, bottles and other bottling and packaging materials owned by the Company on February 22, 2005; (b) all the Company’s and NCI’s interest in certain trade rights used or held for use in connection with the business and operation of the Company’s branded juice business, including without limitation rights related to the Northland trademark, certain trademarks held in the name of NCI, and the Seneca trademark pursuant to the Trademark License Agreement by and between the Company and Seneca Foods Corporation, a New York corporation (“Seneca”) dated December 29, 1998 (the “Seneca License Agreement”); (c) all trade accounts receivable of the Company related exclusively to the branded juice business; (d) a list of certain customers of the branded juice business and all goodwill associated therewith; (e) all of the Company’s rights in, to and under certain contracts, purchase orders and sales orders of the Company pertaining to the branded juice business; (f) certain personal property; (g) all sales literature, promotional literature, catalogs and similar materials of the Company associated exclusively with the branded juice business, including but not limited to signs, signage and product memorabilia relating to the branded juice business’ trade rights; (h) all transferable licenses, permits, approvals, certifications and listings of the Company relating exclusively to the branded juice business; and (i) the records and files of the Company relating exclusively to the above-referenced assets of the branded juice business, including, without limitation, transferring invoices, customer and vendor lists and operating and marketing plans, and all other documents, tapes, discs, programs or other embodiments of information of the branded juice business. As consideration for the purchased assets, Apple & Eve paid to the Company, subject to a final working capital adjustment, approximately $10.8 million in cash, consisting of base consideration of approximately $9 million, $500,000 of which was placed in an escrow account, and a preliminary working capital adjustment of approximately $1.8 million.

        Pursuant to the Purchase Agreement, Apple & Eve also assumed approximately $3.5 million of selected current liabilities of the Company, including: (i) all liabilities and obligations associated with any open purchase orders and contracts with respect to sales of juice products related to the brands (excluding the cranberry juice concentrate, fresh cranberry and frozen cranberry inventories of the Company); (ii) all liabilities and obligations associated with any open purchase orders and contracts with vendors and suppliers of raw materials related to the brands; (iii) all liabilities and obligations associated with the Company’s rights in, to and under certain contracts, purchase orders and sales orders of the Company pertaining to the branded juice business and arising after February 22, 2005; (iv) all trade accounts payable; (v) all liabilities and obligations of the Company relating to coupons issued by the Company prior to February 22, 2005 and validly redeemed on or after April 26, 2005; (vi) all liabilities and obligations of the Company associated with any product liability, breach of warranty or similar claim for injury to person or property asserted after February 22, 2005 and related to the branded juice business, but only to the extent based on events occurring after February 22, 2005; (vii) except as otherwise provided in the Purchase Agreement, all liabilities and obligations associated with certain employees employed by the Apple & Eve after February 22, 2005 that arise after February 22, 2005 and relate to Apple & Eve’s employment of such employees; (viii) all liabilities and obligations associated with the failure by Apple & Eve, the branded juice business or the purchased assets to comply with any law, regulation, statute, ordinance or treaty after the closing of the transaction, subject to the agreement of the parties set forth in the Purchase Agreement; and (ix) liens that are considered permitted liens.

        Pursuant to the Purchase Agreement, Apple & Eve granted to the Company a fully paid, exclusive, royalty free right and license to use the Northland Cranberries, Inc. trademark in connection with its continuing business operations for a period of two years following February 22, 2005. The Company agreed that during such two-year period it will not use the Northland Cranberries, Inc. trademark in connection with any business competitive with the retail sale or marketing of juice, juice drinks or cranberry related products, and that it will promptly change its corporate name at the expiration of the two-year period.

        The Company’s sale of the branded juice business is expected to impact approximately 35 jobs at the Company’s Wisconsin Rapids facility as the Company transitions the branded juice business to Apple & Eve over the next 60 days. Under the Purchase Agreement, the Company agreed to defend, indemnify and hold Apple & Eve harmless from and against breaches of certain representations, warranties and covenants and certain unassumed liabilities.

        The Company used the net proceeds resulting from the sale of the branded juice business to pay down outstanding principal balances on its Revolver A, Revolver B and term loan credit facilities, and to pay related expenses due to the administrative agent.

        In connection with the sale of the branded juice business, the Company also delivered to Apple & Eve:

•	a Concentrate Purchase and Supply Agreement, duly executed by the Company, which is described in detail below;

•	an Assignment and Assumption Agreement, duly executed by the Company, under which the Company assigned, and Apple & Eve assumed, the assumed liabilities;

•	a Transition Agreement, duly executed by the Company, under which the Company agreed to supply, and Apple & Eve agreed to pay for, certain transition services during the term of such agreement;

•	an Assignment and Assumption Agreement, duly executed by the Company, NCI and Seneca, under which: (i) NCI assigned to Apple & Eve, and Apple & Eve assumed, all of NCI’s rights under the Seneca License Agreement and (ii) Seneca consented to the assignment of the Seneca License Agreement to Apple & Eve; and

•	an Escrow Agreement, duly executed by the Company, under which $500,000 of the base consideration paid by Apple & Eve for the purchased assets was placed into escrow.

        The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and it is incorporated herein by reference. The summary set forth above of the terms and conditions of the Purchase Agreement that the Company believes are material to the Company is qualified in its entirety by reference to the Purchase Agreement.

Concentrate Purchase and Supply Agreement

        In connection with the Company’s sale of the branded juice business and pursuant to the Purchase Agreement, the Company and Apple & Eve also entered into a Concentrate Purchase and Supply Agreement, dated as of February 22, 2005, (the “Supply Agreement”). Under the Supply Agreement, Apple & Eve committed to purchase from the Company on a monthly basis, during the period from February 22, 2005 to February 22, 2006, all of the cranberry concentrate in the Company’s inventory of cranberry juice concentrate as of February 22, 2005 (the “Existing Inventory”), for an aggregate purchase price equal to approximately $6.7 million. In addition, for the period beginning on October 1, 2005 and ending on the earlier of September 30, 2014 or the termination of the Company’s toll processing agreement with Ocean Spray Cranberries, Inc. (“Ocean Spray”), Apple & Eve has the option in each year to purchase on a monthly basis up to the total amount of cranberry juice concentrate available to the Company under its toll processing agreement with Ocean Spray at a price that does not exceed the price at which the Company can sell cranberry juice concentrate to Ocean Spray under the toll processing agreement.

        The Supply Agreement also provides that no later than December 1 of each year during the term of the Supply Agreement, the Company will notify Apple & Eve of its intention to terminate or cancel any supply or sourcing agreements with any third party contract growers to which the Company is a party as of February 22, 2005, the effect of which would be to reduce the total acreage of cranberry marshes under contract by the Company or its affiliates to less than 1,575 acres. Upon such termination or cancellation, the Company agreed to use its best efforts to: (i) introduce Apple & Eve to such third party contract growers; and (ii) assist Apple & Eve in establishing a supply arrangement with such third party contract growers.

        If at any time Apple & Eve breaches any representation or warranty or fails to perform any obligation in the Supply Agreement, the Company may, in its sole discretion, terminate the Supply Agreement upon 45 days’ written notice, provided that the Company will have the ability to terminate the Supply Agreement immediately in the event any payment required to be made by Apple & Eve to the Company is not received within 20 days of notice of default, in any such event unless such default is being contested in good faith by Apple and Eve. In addition, the Company may immediately terminate the Supply Agreement upon the termination, for any reason, of the Company’s toll processing agreement with Ocean Spray. If at any time during the period beginning on October 1, 2005 and ending on the earlier of September 30, 2014 or the termination of the Company’s toll processing agreement with Ocean Spray the Company breaches any representation or warranty or fails to perform any obligation under the Supply Agreement, Apple & Eve may, in its sole discretion, terminate the Supply Agreement upon 45 days’ written notice, in any such event unless such default is being contested in good faith by the Company. In addition, upon the termination, for any reason, of the Company’s toll processing agreement with Ocean Spray, Apple & Eve may terminate the Supply Agreement, except that Apple & Eve shall remain obligated to purchase the remaining Existing Inventory, if any, in accordance with the terms and conditions of the Supply Agreement.

        The Supply Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and it is incorporated herein by reference. The summary set forth above of the terms and conditions of the Supply Agreement that the Company believes are material to the Company is qualified in its entirety by reference to the Supply Agreement.

Second Amendment to Amended and Restated Loan and Security Agreement, Waiver, Consent and Release

        On February 22, 2005, the Company entered into and became obligated under the Second Amendment to Amended and Restated Loan and Security Agreement, Waiver, Consent and Release (the “Second Amendment”), with Wells Fargo Foothill, Inc. (“WFF”), as a lender and as administrative agent for the lenders, Ableco Finance, LLC (“Ableco”), as a lender and as collateral agent for the lenders, and with the guarantors party thereto. The Second Amendment amended the Amended and Restated Loan and Security Agreement, dated as of November 16, 2004, between and among, on the one hand, WFF and Ableco, and, on the other hand, the Company and the guarantors party thereto, as such Amended and Restated Loan and Security Agreement was amended by the First Amendment thereto, dated as of December 22, 2004. Item 2.03 of this Current Report on Form 8-K contains a brief description of the terms and conditions of the Second Amendment that the Company believes are material to the Company and Item 2.03 is incorporated by reference into this Item 1.01.

        Further information is included in the Company’s press release filed as Exhibit 99 to the Current Report on Form 8-K filed by the Company on February 22, 2005.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

        On February 22, 2005, the Company completed the transactions contemplated by the Purchase Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The following is a brief summary of the terms and provisions of the Second Amendment that the Company believes are material to the Company. The Second Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and it is incorporated herein by reference. The summary set forth below is qualified in its entirety by reference to the Second Amendment.

Consent, Release and Waiver Related to Asset Sale by the Company and NCI

        The Second Amendment provides for: (i) the lenders’ consent to the sale of the branded juice business by the Company and NCI; (ii) the collateral agent’s release of its security interests in the assets sold by the Company and NCI; and (iii) the lenders’ waiver of certain events of default under the existing loan agreement resulting from consummation of the sale of the branded juice business by the Company and NCI.

Consent, Release and Waiver Related to Concentrate Purchase and Supply Agreement

        The Second Amendment provides for: (i) the lenders’ consent to the Supply Agreement; (ii) the collateral agent’s release of its security interest in the cranberry juice concentrate inventory sold by the Company to Apple & Eve pursuant to the Supply Agreement; and (iii) the lenders’ waiver of certain events of default under the existing loan agreement resulting from the Company’s performance under the Supply Agreement.

Termination of WFF as Lender; Appointment of New Administrative Agent

        The Second Amendment provides that upon satisfaction by the Company of all payment obligations owing to WFF under the existing loan agreement: (i) WFF will terminate its participation as a lender under the credit facility; (ii) WFF will resign as administrative agent; and (iii) Ableco will replace WFF as administrative agent.

Revised Maturity Date; New Financial Covenant

        The Second Amendment amends the maturity date of the credit facility to October 31, 2005, and obligates the Company to maintain a fixed charge coverage ratio, measured on a month-end basis, of 1.2 to 1.0 during the period from March 1, 2005 through the maturity date of October 31, 2005.

Termination of Letters of Credit Facility

        The Second Amendment provides that the Company will no longer be entitled to request any letters of credit under the existing loan agreement, and that lenders will have no obligation to arrange for or issue any letters of credit for the benefit of the Company.

Certain Financial Obligations

        The Second Amendment obligates the Company and NCI to deliver, or cause to be delivered, to WFF, payment in cash or cash equivalents of an amount equal to the net sale proceeds of the sale by the Company and NCI of the branded juice business, and such payment will be applied by WFF to: (i) the outstanding principal balances of the Revolver A, Revolver B and term loan facilities, together with accrued and unpaid interest thereon and all costs, fees and charges due and payable in connection therewith; and (ii) to the outstanding costs, fees, charges and expenses due and payable to the administrative agent. The Second Amendment also obligates the Company to deliver, or cause to be delivered, to the administrative agent, payment in cash or cash equivalents of an amount equal to the sum of: (A) $500,000 less any amount paid by the Company to Apple & Eve as a final adjustment of the purchase price for the purchased assets; and (B) the amount, if any, paid by Apple & Eve to the Company as a final adjustment of the purchase price for the purchased assets, such payment to be made upon the determination of the final purchase price adjustment under the Purchase Agreement and to be applied by the administrative agent to the outstanding principal balance of the term loan.

Reduction in Commitments and Term Loan Balance

        The Second Amendment provides that upon the established application of the net sale proceeds: (i) the Revolver A commitment of WFF will be reduced to zero; (ii) the Revolver B commitment of Ableco will be reduced to $2,500,000; and (iii) the outstanding principal balance on the term loan will be equal to or less than $12,000,000.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Pro Forma Financial Information.

Unaudited pro forma consolidated financial statements of the Company giving effect to the sale of the Company’s branded juice business are attached as Exhibit 99 to this Current Report on Form 8-K.

(c)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Second Amendment to Amended and Restated Loan and Security Agreement, Waiver, Consent and Release, dated as of February 22, 2005, between and among, on the one hand, Wells Fargo Foothill, Inc. and Ableco Finance, LLC, and the other lenders identified on the signature pages thereto, Wells Fargo Foothill, Inc., as administrative agent for the lenders, Ableco Finance, LLC, as the collateral agent for the lenders, and, on the other hand, the Company and the guarantors party thereto from time to time.*

(10.1)	Asset Purchase Agreement, dated as of February 22, 2005, by and between the Company, NCI and Apple & Eve.*

(10.2)	Concentrate Purchase and Supply Agreement, dated as of February 22, 2005, by and between the Company and Apple & Eve.*

(99)	Unaudited Pro Forma Condensed Consolidated Statements of Income for the three and twelve month periods ending November 30 and August 31, 2004, Pro Forma Condensed Consolidated Balance Sheet for the twelve month period ending August 31, 2004, and Notes to Condensed Consolidated Financial Statements of the Company giving effect to the sale of the Company’s branded juice business.

*	Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHLAND CRANBERRIES, INC.
Date: February 28, 2005	By:	/s/ Nigel J. Cooper
Nigel J. Cooper Vice President - Finance

NORTHLAND CRANBERRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(4.1)	Second Amendment to Amended and Restated Loan and Security Agreement, Waiver, Consent and Release, dated as of February 22, 2005, between and among, on the one hand, Wells Fargo Foothill, Inc. and Ableco Finance, LLC, and the other lenders identified on the signature pages thereto, Wells Fargo Foothill, Inc., as administrative agent for the lenders, Ableco Finance, LLC, as the collateral agent for the lenders, and, on the other hand, the Company and the guarantors party thereto from time to time.*

(10.1)	Asset Purchase Agreement, dated as of February 22, 2005, by and between the Company, NCI and Apple & Eve.*

(10.2)	Concentrate Purchase and Supply Agreement, dated as of February 22, 2005, by and between the Company and Apple & Eve.*

(99)	Unaudited Pro Forma Condensed Consolidated Statements of Income for the three and twelve month periods ending November 30 and August 31, 2004, Pro Forma Condensed Consolidated Balance Sheet for the twelve month period ending August 31, 2004, and Notes to Condensed Consolidated Financial Statements of the Company giving effect to the sale of the Company’s branded juice business.

*	Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.